Exhibit 23.4


KPMG Peat Marwick LLP




The Board of Directors
Uniforce Services, Inc.:

We consent to the use of our report included herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                        /s/ KPMG Peat Marwick LLP

                                        KPMG PEAT MARWICK LLP

Jericho, New York
January 8, 1998